EXHIBIT 10.6

AGREEMENT

This AGREEMENT (the “Agreement”) is entered into as of the 16th day of September, 2011 (the “Effective Date”) by and among Higher Education Management Group, Inc. (“HEMG”), Patrick Spada (“Spada”) and Aspen University Inc., a Delaware corporation (“Aspen”). HEMG, Spada and Aspen are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, Spada owns and controls HEMG;

WHEREAS, HEMG owns 11,307,450 shares of Series C Preferred Stock of Aspen (“Series C”);

WHEREAS, each share of Series C is currently convertible into 1.6947826 shares of common stock of Aspen (“Common Stock”);

WHEREAS, HEMG desires to sell a portion of its Aspen Series C; and

WHEREAS, Aspen desires to raise additional funds through an offering of its capital stock and warrants.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Parties agree as follows:

1. Basic Transaction.

(a)  Subject to and in accordance with the terms of this Agreement, HEMG hereby agrees to (i) sell (A) 3,769,146 of its Series C  (the “Offered Stock”) to those persons set forth on Exhibit A (collectively, the “Purchaser”) for the share amounts and the prices set forth on Exhibit A amounting to an aggregate price of  $1,000,000 (the “Purchase Price”) and (B) 2,826,860 of its Series C (the “MDM Stock”) to MDM Partners LLC and/or its assigns (“MDM”) for $750,000 (the “MDM Purchase Price”); and (ii) provide MDM an option, but not an obligation, to purchase 942,286 of its Series C (the “MDM Option Stock”) to MDM for $250,000; provided, however, that (X) Aspen’s board of directors approves such transfers and provides HEMG with resolutions, reasonably satisfactory to HEMG and its counsel, which approves each such sale so that it is a “Permitted Transfer” under Aspen’s Amended And Restated Certificate Of Incorporation, and (Y) the closing of the sale of the Offered Stock (the "Closing") takes place no later than September 21, 2011.  The closing of the sale of the MDM Stock must take place on or before January 3, 2012.  Aspen shall be required to pay any broker-dealer commissions due in connection with the sale of the Offered Stock under this Agreement, except any commissions incurred by HEMG or Spada and/or their affiliates (other than Aspen) under agreements entered into by HEMG or Spada.

(b)  At the Closing, HEMG and Spada shall enter into the same Lock-up/Leak-Out Agreement that will be entered into by all directors of Aspen, which shall be no less favorable to HEMG and Spada than the agreement attached hereto as Exhibit B(the “Lock-up Agreement”).

(c)  Spada and HEMG each represent and warrant that HEMG has not sold, transferred, gifted,  pledged or hypothecated any Series C since May 20, 2011 and HEMG agrees that it shall not do any of the foregoing acts prior to the first to occur of the Closing or 6:00 pm New York time on September 16, 2011.  Spada and HEMG further represent that as a condition of Closing, they shall execute and deliver to Aspen an affidavit of loss and indemnity agreement in the form annexed as Exhibit C (“Affidavit of Loss and Indemnity Agreement”).  As soon as practicable following the Closing, Aspen shall deliver stock certificates to Paul Schneier and Erin Klaas, in the amounts of 45,000 and 50,000 shares of Common Stock, respectively, subject to receipt by Aspen of an Affidavit of Loss and Indemnity Agreement from each.
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(d)  At the Closing, Spada will execute and deliver to Aspen (i) his resignation as an officer and director of Aspen, and (ii) his resignation as a manager of Aspen Marketing LLC in the forms of which are annexed as Exhibits D-1 and D-2 (the “Resignations”).

(e)  At the Closing, Aspen and HEMG will enter into a Consulting Agreement under which HEMG will serve as a consultant to Aspen, the form of which is annexed as Exhibit E (the “Consulting Agreement”).  HEMG agrees the loan from Aspen to Spada, with a current balance of $22,793, shall be repaid through deductions from the monthly payments due to Spada under the Consulting Agreement in an amount equal to $2,000 commencing in the 14th month and $2,793 in the final month, provided that if HEMG terminates the Consulting Agreement prior to the end of the two year term, HEMG shall pay any remaining balance of the loan within 30 days of termination.

(f)  At the Closing, Aspen and Spada will enter into an amended and restated Non-Disclosure, Non-Competition, and Non-Solicitation Agreement, the form of which is annexed as Exhibit F (the “Amended Non-Compete Agreement”).

(g)  At the Closing, Aspen will enter into Indemnification Agreements (the “Indemnification Agreements”) in the form of Exhibit G with each of Spada, HEMG, Nicholas Spada, Steve Karl, Beth Karl, and Betty Bednarski.

(h)  At the Closing, Aspen will enter into Mutual Releases (the “Mutual Releases”), in the form of Exhibit H, with each of Spada, HEMG, Nicholas Spada, Steve Karl, Beth Karl, Betty Bednarski, and Aspen University Publications, Inc.

(i)  At the Closing, Aspen will enter into separation and release  agreements with each of Steve Karl (severance of 6 months base pay, or $75,000), Beth Karl (severance of 6 months base pay, or $32,500), and Betty Bednarski (termination payment of 6 months of fees, or $6,000) (the “Separation Agreements”), which will provide for the payment of severance or such other amounts, as applicable, following termination of employment or services, as applicable, (including resignation), in the form of Exhibit I.

(j)  At the Closing, Aspen will repay a $15,000 loan due to Steve Karl, which has an outstanding balance of $16,161.30 as of August 29, 2011, in full.

(k) [Intentionally Omitted].

(l) The Closing is conditioned upon (i) Aspen consummating an offering of its capital stock and warrants to third parties who invest at least $1,300,000 and no more than $2,000,000 at a price per share no less than $0.70 per share, with warrant coverage no greater than 50%, and resulting in a revised capitalization table as set forth on Exhibit J and (ii) the Parties making the deliveries set forth herein.

(m)  Spada and HEMG acknowledge that in order to locate a Purchaser, Aspen must agree with the Purchaser and other investors who invest, in the aggregate, at least $1,300,000 and no more than $2,000,000 in Aspen that Aspen will become an SEC Reporting Company, as that term is defined by Aspen's Second Amended and Restated Certificate of Incorporation (to be filed in connection with its current offering), as soon as practicable. In connection with that goal, Spada and HEMG agree to co-operate with, and fully respond to, Aspen's auditors’ requests for information and confirmation; provided, however, that nothing contained herein shall require Spada or HEMG to agree that a confirmation request is true and correct.  In addition, in connection with any audits for periods during which Spada served as an officer of Aspen, Spada agrees to execute the standard representation letters similar to what he signed in prior years.

(n)  At the Closing, Spada and HEMG shall enter into stock purchase agreement(s) with the Purchaser in the Form annexed as Exhibit K (collectively, the “Stock Purchase Agreement”) which will provide for shares of the Offered Stock to be transferred and delivered to Purchaser, and the Purchase Price paid to HEMG, pursuant to an escrow agreement with Harris Cramer LLP, as escrow agent (“Escrow Agent”), in the form annexed as Exhibit L (the “Escrow agreement”).

(o)  At the Closing, Spada and HEMG shall enter into a stock purchase agreement with MDM in the Form annexed as Exhibit M (the “MDM Stock Purchase Agreement”) which will be personally guarantied by Michael Mathews (the “Mathews Guaranty”), Aspen’s CEO, and which will provide for shares of the MDM Stock to be transferred and delivered to MDM, and the MDM Purchase Price paid to HEMG, pursuant to an escrow agreement with the Escrow Agent, in the form annexed as Exhibit N (the “MDM Escrow Agreement”).

(p)  At the Closing, Spada and HEMG shall enter into a stock option purchase agreement with MDM in the Form annexed as Exhibit O (the “MDM Option Purchase Agreement”) which will provide for shares of the MDM Option Stock to be transferred and delivered to an escrow agreement with the Escrow Agent, in the form annexed as Exhibit P (the “MDM Option Escrow Agreement”).

(q)  During the term of the Consulting Agreement, if Aspen adopts an incentive stock option plan, Spada will be eligible to participate in such plan and will receive option grants as if he were still an officer and director of Aspen.  In addition, any vesting period for Spada’s initial option grant shall be deemed to have commenced as of the date of the Closing.

(r)  At the Closing, Aspen and HEMG will enter into a stock pledge agreement with Aspen in the form annexed as Exhibit Q (the “Stock Pledge Agreement”) pursuant to which it will provide Aspen with a security interest in 772,793 shares of HEMG’s Series C (the “Pledged Stock”) to secure the payment of the $772,793 owed by HEMG to Aspen under the Marketing Agreements.

(s)  At the Closing, HEMG shall execute and deliver to the Aspen a limited proxy in the form annexed as Exhibit R (the “Proxy”), which provides the board of directors of Aspen the authority to vote the Series C retained by HEMG (including shares held by the Escrow Agent) pursuant to the terms and conditions of the Proxy.

2. Deliveries on the Closing Date.

(a)  On the Closing Date, Spada and HEMG shall execute and deliver to Aspen the following:

(i)  The Lock-Up/Leak-Out Agreement;

(ii)  The Mutual Release Agreement (to which either of them is a party).

(iii)  The Consulting Agreement.

(iv)  The Amended Non-compete Agreement.

(v)   The Indemnification Agreement (to which either of them is a party).

(vi)   The Resignations.

(vii)  The Stock Pledge Agreement.

(x)  The Proxy.

(xi)  Any other documents deemed reasonably necessary by Aspen to effectuate the transactions described in this Agreement.

           (b)  On the Closing Date, Aspen shall execute and deliver to Spada and HEMG the following:

(i)  The Lock-Up/Leak-Out Agreement;

(ii)  The Mutual Release Agreement (with Spada and HEMG).

(iv)  The Consulting Agreement.

(v)  The Amended Non-compete Agreement.

(vi)  The Indemnification Agreement (with Spada and HEMG).

(vii)  Any other documents deemed reasonably necessary by HEMG to effectuate the transactions described in this Agreement.

(c)  On the Closing Date, Aspen shall execute and deliver to Spada and HEMG fully executed copies of the following:

(i)  The Separation Agreements.

(ii)   The Mutual Release Agreements (with parties other than Spada and HEMG).

(iii)  The Indemnification Agreements (with parties other than Spada and HEMG) .

(iv)  Evidence reasonably satisfactory to Spada and HEMG that the $15,000 loan due to Steve Karl has been paid in full including interest through the date of Closing.

(d)  On the Closing Date, (A) HEMG shall (i) execute and deliver to the Escrow Agent the Stock Purchase Agreement, the Escrow Agreement, the MDM Escrow Agreement, and the MDM Option Escrow Agreement, (ii) execute and deliver to MDM the MDM Stock Purchase Agreement and the MDM Option Purchase Agreement, and (iii) deliver to the Escrow Agent original stock certificate(s) representing the Offered Stock, the MDM Stock, and the MDM Option Stock, along with one or more stock powers executed in blank with medallion guarantee and instructions to the Escrow Agent sufficient to provide for the transfer of the Offered Stock to the Purchaser and the MDM Stock to MDM, and the MDM Option Stock to MDM, (B) Escrow Agent shall pay the Purchase Price to HEMG via wire transfer, and (C) MDM shall (i) execute and deliver to the Escrow Agent the MDM Escrow Agreement and the MDM Option Escrow Agreement, and (ii) execute and deliver to HEMG the MDM Stock Purchase Agreement and the MDM Option Purchase Agreement.  The payment of the Purchase Price to HEMG by the Escrow Agent shall be a condition precedent to the effectiveness of (I) the sale of the Offered Stock to Purchaser, and (II) the resignations.

3.  Termination.  Either Party may terminate this Agreement if the Closing has not occurred by 6:00 pm New York time on September 21, 2011.

4.  Legal Fees and Expenses.  Aspen shall reimburse Spada and HEMG for all of their reasonable legal fees and expenses incurred in connection with this Agreement.  At the request of and on behalf of Spada and HEMG, Aspen has advanced a $30,000 retainer to Dillon, Bitar & Luther, L.L.C., attorneys for Spada and HEMG in connection with this Agreement.

5.  Arbitration.

(a)  Except as otherwise provided in this Agreement, any claim or controversy arising among or between the parties hereto pertaining to any claim or controversy arising out of or respecting any matter contained in this Agreement or in any agreement entered into pursuant to or in connection with this Agreement, or any difference as to the interpretation of any of the provisions of this Agreement or of such other agreement, shall be settled by arbitration in the State of New Jersey, by one (1) arbitrator, under the then prevailing rules of the American Arbitration Association.  In any arbitration involving this Agreement or any agreement entered into pursuant to or in connection with this Agreement, the arbitrator shall not make any award which includes punitive or exemplary damages or which will alter, change, cancel or rescind any provision of this Agreement, and his or her award shall be consistent with the provisions of this Agreement.  The award of the arbitrators shall be binding and final, and judgment may be entered thereon, in any court of competent jurisdiction.

(b)  Judgment upon any award rendered by the arbitrator shall be binding and conclusive upon the parties and may be entered in any court of competent jurisdiction.

(c)  Notwithstanding the requirement of this Section that any dispute under or in connection with this Agreement be resolved through arbitration, either party may apply to any court of competent jurisdiction for any of the provisional remedies to which such party may be entitled under the laws of the State of New Jersey, including, but not limited to, injunction, attachment, or replevin, pending the determination of any claim or controversy pursuant to the arbitration provisions of this Agreement.

(d)  Any arbitration proceeding arising under or in connection with this Agreement or any agreement entered into pursuant to or in connection with this Agreement shall be held in Morris County,  New Jersey or at such other location as may be agreed to by the parties in writing.

(e)  Service of process and notice of arbitration of any and all documents and papers may be made by either certified or registered mail or by a national overnight delivery service that provides a delivery receipt, addressed to any party at the address listed in this Agreement or at such other address as the parties may designate in writing to the other parties, from time to time.

6.  Miscellaneous.

(a)  Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

(b)  Press Releases and Public Announcements.  Notwithstanding anything to the contrary in this Agreement, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that Aspen may make any public disclosure it believes in good faith is required by applicable law (in which case such Aspen will use its reasonable best efforts to give the other Parties prior notice of the proposed disclosure).

(c)  No Third-Party Beneficiaries.  Except as specifically provided for herein, this Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

(d)  Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)  Successors and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

(f)   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Signatures may be original, facsimile or pdf.

(g)  Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)  Notices.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery as follows:

If to Aspen:	Aspen University Inc.
224 W. 30th Street
New York, NY 10001
Attention: Mr. Michael Mathews

If to HEMG or Spada:	Patrick Spada
144 Vista Drive
Cedar Knolls, NJ 07927

or to such other address as any of them, by notice to the other may designate from time to time.

(i)  Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of choice of laws thereof.  Each of the parties hereby consents and submits to the jurisdiction of the state and federal courts in the State of New Jersey for any dispute arising under or in connection with this Agreement.

(j)  Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)  Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.

(m)  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

ASPEN: Aspen University Inc.

By:	/s/ Michael Mathews
Michael Mathews, Chief Executive Officer

HEMG:

Higher Education Management Group, Inc

By:	/s/ Patrick Spada
Patrick Spada, President

SPADA:

s/ Patrick Spada
Patrick Spada